UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: September 29, 2017

WESTLAKE CHEMICAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Equity Purchase Agreement

On September 26, 2017, Westlake Chemicals Partner LP (the “Partnership”) entered into an equity purchase agreement with Westlake Chemical OpCo LP (“OpCo”) and WPT LLC, which is a subsidiary of Westlake Chemical Corporation (“Westlake”), whereby the Partnership agreed to purchase an additional 5.0% limited partner interest in OpCo for approximately $229.2 million resulting in the Partnership owning an approximately 18.3% limited partner interest in OpCo (the “OpCo Equity Purchase”). In order to fund the OpCo Equity Purchase the Partnership used the net proceeds from its public offer and sale of 5,175,000 common units representing limited partner interests in the Partnership, which closed on September 29, 2017 and included 675,000 common units following the underwriters’ full exercise to purchase additional units, and approximately $118.6 million of borrowings under the $300.0 million senior unsecured revolving credit agreement with Westlake Chemical Finance Corporation, an affiliate of Westlake (the “MLP Revolver”). OpCo intends to use the proceeds from the OpCo Equity Purchase to repay borrowings under its intercompany debt agreements with Westlake.

The terms of the OpCo Equity Purchase were approved by the board of directors of Westlake Chemical Partners GP LLC (the “General Partner”) and by the conflicts committee of the board of directors of the General Partner, which consists entirely of independent directors (the “Conflicts Committee”). The Conflicts Committee engaged an independent financial advisor and independent legal counsel in its review of the OpCo Equity Purchase. The Conflicts Committee determined, among other things, that the OpCo Equity Purchase was fair and reasonable and in the best interests of the Partnership.

The foregoing descriptions of the OpCo Equity Purchase and the MLP Revolver do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the OpCo Equity Purchase, which is incorporated by reference herein as Exhibit 2.1, and the full description of the MLP Revolver in the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” respectively, and are incorporated herein by reference.

Relationships

Each of the Partnership, OpCo, the General Partner, WPT LLC and Westlake Chemical Finance Corporation is a direct or indirect subsidiary of Westlake. As a result, certain individuals, including certain officers and directors of Westlake and the General Partner, serve as officers and/or directors of more than one of such other entities.

As more fully described in the “Certain Relationships and Related Transactions, and Director Independence” section of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference, Westlake owns and controls the General Partner and owns through its wholly owned subsidiaries 14,122,230 common units representing limited partner interests in the Partnership and the Partnership’s incentive distribution rights. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K with respect to the purchase by the Partnership of newly issued limited partner interests in OpCo using funds borrowed under the MLP Revolver is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document

2.1	Equity Purchase Agreement by and among Westlake Chemical Partners LP, Westlake Chemical OpCo LP and WPT LLC, dated as of September 26, 2017 (incorporated herein by reference to Exhibit 2.1 to Westlake Chemical Partners LP’s Current Report on Form 8-K, filed on September 26, 2017, File No. 001-36567).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2017

WESTLAKE CHEMICAL PARTNERS LP

By:	Westlake Chemical Partners GP LLC, its general partner

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

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